Exhibit 99.1

ChinaNet Online Holdings Regains Compliance With

NASDAQ Minimum Bid Price Rule

BEIJING, Dec. 3, 2012 (GLOBE NEWSWIRE) -- ChinaNet Online Holdings, Inc. (Nasdaq:CNET) (the "Company"), a leading B2B (business to business) Internet technology company focusing on providing online-to-offline ("O2O") sales channel expansion services for small and medium-sized enterprises ("SMEs") and entrepreneurial management and networking services for entrepreneurs in the People's Republic of China, today announced that on November 30, 2012, it received a letter from The NASDAQ Stock Market LLC (the "NASDAQ") notifying the Company that it has regained compliance with the Minimum Bid Price Rule (as defined below) for continued listing set forth in NASDAQ Listing Rule 5450(a)(1), as its common stock had achieved a closing bid price of $1.00 or more for 10 consecutive business days.

On May 30, 2012, the Company received a letter from the NASDAQ Staff stating that, based upon the closing bid price for the previous 30 consecutive business days, the Company no longer met the requirement set forth in NASDAQ Listing Rule 5450(a)(1), which requires listed securities to maintain a minimum bid price of $1.00 per share (the "Minimum Bid Price Rule"). The NASDAQ Staff also notified the Company that it had been granted a grace period of 180 calendar days to regain compliance with the Minimum Bid Price Rule. In the November 30, 2012 letter, the NASDAQ Staff informed the Company that it had determined that for the last 10 consecutive business days, from November 15, 2012 to November 29, 2012, the closing bid price of the Company's common stock had been at $1.00 or greater. Accordingly, the Company has regained compliance with the NASDAQ Minimum Bid Price Rule.

About ChinaNet Online Holdings, Inc.

The Company, a parent company of ChinaNet Online Media Group Ltd., incorporated in the BVI ("ChinaNet"), is a leading B2B (business to business) Internet technology company focusing on providing O2O (online to offline) sales channel expansion service for small and medium-sized enterprises (SMEs) and entrepreneurial management and networking service for entrepreneurs in China. The Company, through certain contractual arrangements with operating companies in the PRC, provides Internet advertising and other services for Chinese SMEs via its portal websites, 28.com, Liansuo.com and Chuangye.com, TV commercials and program production via China-Net TV, and in-house LCD advertising on banking kiosks targeting Chinese banking patrons. Website: http://www.chinanet-online.com.

Safe Harbor

This release contains certain "forward-looking statements" relating to the business of ChinaNet Online Holdings, Inc., which can be identified by the use of forward-looking terminology such as "believes," "expects," "anticipates," "estimates" or similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties, including business uncertainties relating to government regulation of our industry, market demand, reliance on key personnel, future capital requirements, competition in general and other factors that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission. These forward-looking statements are based on ChinaNet's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting ChinaNet will be those anticipated by ChinaNet. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. ChinaNet undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

CONTACT: MZ North America

Ted Haberfield, President

Tel: +1-760-755-2716

Email: thaberfield@mzgroup.us

Web: www.mzgroup.us